SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED), April 21, 2008
Commission File # 814-00685
AMERICAN CAPITAL PARTNERS LIMITED, INC.
(Exact name of small business issuer as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation or organization)
88-0440536
(IRS Employer Identification Number)
319 Clematis Street, Suite 527, West Palm Beach, FL 33401
(Address of principal executive offices)(Zip Code)
(561) 366-9211
(Registrant's telephone no., including area code))

Item 8.01 OTHER EVENTS.
On April18, 2008, the Company has retained a new accounting firm of Jeff Kavadias CPA PC at 1124 West Riverside Ave., Suite 215, Spokane, WA. 99201. Also, the Company has recently retained Thomas J. Harris, Certified Public Accountant, 3901 Stone Way N., Suite 202, Seattle, WA. 98103 as the company's SEC Auditor. SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8K to be signed on its behalf by the undersigned duly authorized, in the City of West Palm Beach, Florida, on April 21, 2008.


AMERICAN CAPITAL PARTNERS LIMITED, INC.
By:  /s/  C. Frank Speight
Date: April 21, 2008
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C. Frank Speight,
Principal Executive Officer